EXECUTIVE CONSULTANT AMENDMENT AGREEMENT

This Executive Consultant Amendment Agreement (the "Agreement") dated for reference the 29th day of August, 2003 (the "Effective Date"), between WORLDBID CORPORATION, a Nevada corporation, (the "Company") and LOGAN ANDERSON (the "Consultant").

WHEREAS:

A.     The Company and the Consultant entered into an executive consultant agreement dated September 1, 2001, as amended on November 1, 2002 (the "Executive Consultant Agreement") whereby the Consultant has agreed to act as president and chief executive officer of the Company and to provide consultant services to the Company for a consultant fee of $7,500 US per month.

B.     The Company and the Consultant have agreed to extend the term of the Agreement to April 30, 2005.

THIS AGREEMENT WITNESSES THAT:

1.	DEFINITIONS

1.1      Capitalized terms used in this Agreement shall have the same meaning as specified in the Executive

Consultant Agreement unless the context clearly indicates the contrary.

2.	AMENDMENT

2.1 The term of this Agreement is hereby extended to April 30, 2005.

3.	MISCELLANEOUS

3.1      The Executive Consultant Agreement shall continue in full force and effect without amendment, other than expressly amended by this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

WORLDBID CORPORATION
by its authorized signatory:

/s/ Howard Thomson
Signature of Authorized Signatory

Howard Thomson
Name of Authorized Signatory

Chief Financial Officer
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED BY
LOGAN ANDERSON in the presence of:

_____________________
Signature of Witness

____________________	/s/ Logan Anderson
Address of Witness	LOGAN ANDERSON